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                                                                    EXHIBIT (11)



               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS




                                  Three Months Ended  June 30,
                               -----------------------------------
                                     1996              1995
                               ---------------    ----------------
                                         Fully             Fully
                               Primary  Diluted   Primary  Diluted
                               -------  -------   -------  -------
                                 (In thousands, except per share)
Net income                      $3,361   $3,361    $2,589   $2,589
                                ======   ======    ======   ======
Average shares
   Common                        7,550    7,550     7,421    7,421
   Common equivalents              521      599       208      356
                                ------   ------    ------   ------
   Total                         8,071    8,149     7,629    7,777
                                ======   ======    ======   ======

Earnings per common share       $ 0.42   $ 0.41    $ 0.35   $ 0.33
                                ======   ======    ======   ======



                                  Three Months Ended  June 30,
                               -----------------------------------
                                     1996              1995
                               ---------------    ----------------
                                         Fully             Fully
                               Primary  Diluted   Primary  Diluted
                               -------  -------   -------  -------
                                 (In thousands, except per share)
Net income                      $6,849   $6,849    $4,013   $4,013
                                ======   ======    ======   ======
Average shares
   Common                        7,524    7,524     7,421    7,421
   Common equivalents              518      599       108      356
                                ------   ------    ------   ------
   Total                         8,042    8,123     7,529    7,777
                                ======   ======    ======   ======

Earnings per common share       $ 0.85   $ 0.84    $ 0.54   $ 0.52
                                ======   ======    ======   ======




Common share equivalents assume exercise of stock options and warrants, if dilutive.